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                                  EXHIBIT 99.1

      CAUTIONARY STATEMENTS FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS
                 OF THE PRIVATE SECURITIES REFORM ACT OF 1995


                 Guilford Pharmaceuticals Inc. ("Guilford" or the "Company") desires to take advantage of the new "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is filing this Form 8-K in order to do so. Many of the following important factors discussed below have been discussed in Guilford's prior SEC filings.

                 Guilford wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, Guilford's actual results, and could cause Guilford's actual results for the financial periods ending after the date hereof, including, without limitation, the fiscal quarter ending September 30, 1996, to differ materially from those expressed in any forward-looking statements made by or on behalf of Guilford. The filing of this list should not be construed as constituting all factors which investors should consider prior to making an investment decision in Guilford's securities, nor should investors assume that the information contained herein is complete or accurate in all respects after the date of this filing. The Company disclaims any duty to update the statements contained herein.

                 Early Stage of Development; Technological Uncertainties. Guilford, a development stage company founded in July 1993, has a limited history of operations and has generated limited revenues to date. Several of the Company's product candidates are in the clinical trial stage, while others currently are in research and development. Except for GLIADEL(R) Wafer ("GLIADEL"), the Company's product candidates are not expected to generate revenues for at least the next several years, if at all. Substantially all of the Company's resources have been, and for the foreseeable future will continue to be, dedicated to the discovery, development and commercialization of proprietary products for the diagnosis, treatment and prevention of neurological diseases and conditions and for targeted, controlled drug delivery using biodegradable polymers for the treatment of cancer and other diseases. The Company's product candidates will require additional development, extensive preclinical and clinical trials, regulatory approval and additional investment prior to any commercialization. There can be no assurance that the Company's product development efforts will progress as expected, or at all. In addition, the Company's potential products are subject to the risks of failure inherent in the development of pharmaceutical products based on new technologies. These risks include the possibilities that the Company's new approaches to the diagnosis, treatment and prevention of neurological diseases and conditions and targeted, controlled drug delivery will not result in any products that gain market acceptance; that any or all of the Company's pharmaceutical product candidates will be found to be unsafe, ineffective, or otherwise fail to receive necessary regulatory clearances or if granted, such clearances will not be revoked; that any or all of the products, if safe and effective, will be difficult to manufacture on a large scale or uneconomical to market; that proprietary rights of third parties will preclude the Company from marketing such products; or that third parties will market superior or more cost-effective products. As a result, there can be no assurance that the Company's activities will result in any commercially viable products.

                 Dependence on GLIADEL, Principal Product Candidates and Rhone-Poulenc Rorer, Inc. Future revenues of the Company are highly dependent on sales, if any, of the Company's first commercial product, GLIADEL. While the Company has received clearance from the FDA to market GLIADEL for the indication of treatment of the recurrent form of glioblastoma multiforme, there can be no assurance that further clinical studies will not be needed for GLIADEL, or that the FDA will approve GLIADEL, for broader indications. Further, there is no assurance that GLIADEL or any of the Company's other product candidates will be successfully marketed or sold. Guilford's June 1996 agreements with Rhone-Poulenc Rorer, Inc. and an affiliate




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(collectively, "RPR"), which grant to RPR the worldwide (excluding Scandinavia)
marketing rights for GLIADEL, does not impose any minimum purchase or sale requirements on RPR, and Guilford has no experience dealing with RPR in the sale of any products. There can be no assurance that RPR will successfully market or promote GLIADEL or that GLIADEL will achieve market acceptance. Failure to achieve market acceptance would have a material adverse effect on the Company's results of operation and business prospects. Except for DOPASCAN(TM) injection ("DOPASCAN") which is currently undergoing Phase II clinical trials in the United States, the remainder of the Company's product candidates are still in the preclinical and research stages. Although the Company is currently seeking to develop further its other product candidates in research and development and to expand its product candidate portfolio, there can be no assurance that it will be successful in those efforts.

                 Marketing, Sales and Distribution Rights Agreement and Related Agreements with RPR for GLIADEL. The Company has entered into agreements with RPR granting RPR exclusive worldwide marketing rights (excluding Scandinavia) for GLIADEL. The Company received $15 million in cash (including $7.5 million in equity). In addition, RPR has extended to the Company a $7.5 million line of credit for expansion of the Company's manufacturing and related facilities under certain conditions commencing in January 1997. As a result of the Company's receipt of FDA approval of GLIADEL for the indication of recurrent glioblastoma multiforme, the Company is entitled to receive an additional $20 million cash from RPR. Furthermore, the Company may, under certain conditions, receive up to an additional $40 million in milestone payments ($7.5 million of which would be in equity) only if certain regulatory approvals are received. There can be no assurance that the Company and/or RPR will be able to obtain such regulatory approvals on the schedule necessary to receive any of the milestone payments from RPR. Guilford has also agreed to act as the exclusive supplier of GLIADEL to RPR. Any profits to the Company from its agreements with RPR will depend completely on the ability and success of RPR in procuring international regulatory approval and marketing and selling GLIADEL in the United States and abroad. The Agreements have no minimum purchase requirements, and there can be no assurance that RPR will be successful in marketing and selling GLIADEL. The agreements establish an exclusive collaboration between RPR and Guilford respecting the manufacture, supply, marketing and sale of GLIADEL, and if RPR is not successful in marketing and selling GLIADEL, the Company will receive no transfer fees for supply of GLIADEL or royalty payments related to the sale of GLIADEL and may not be able to market GLIADEL itself or through an entity other than RPR.

                 Reliance on Suppliers. The Company currently is able to purchase certain key components for its product candidates only from single suppliers. These suppliers are subject to many strict regulatory requirements. There can be no assurance that these suppliers will comply or in all cases have complied with those regulatory requirements or that they will otherwise continue to supply the Company with the key components for its product candidates. In the event that suppliers are unable or refuse to supply the Company, or will supply the Company only at a prohibitive cost, there can be no assurance that the Company could timely access additional sources at acceptable prices, or at all. The current formulation of GLIADEL utilizes BCNU, or carmustine (the chemotherapeutic agent used in GLIADEL), that is supplied by a single supplier. While the Company is taking steps to obtain an alternative supplier, there can be no assurance that the Company's efforts will be successful The manufacture of DOPASCAN requires labeling a precursor to the final DOPASCAN product with a radioactive isotope of iodine. Only a limited number of companies are capable of performing the necessary radioiodination of the precursor and the distribution of the final radioiodinated product. While the Company currently has a development and supply arrangement with one of these companies, there can be no assurance that the Company, if necessary or desirable, will be able to enter into an agreement with another of these companies for the radioiodination of the precursor on acceptable terms, or at all or that the Company's current supplier will meet the Company's need for the final DOPASCAN product.

                 Need for Additional Partners. The Company's strategy for the research, development and commercialization of its product candidates has required, and will continue to require, the Company to enter into various arrangements with corporate and academic collaborators, licensors, licensees and others, and the Company will, therefore, be dependent upon the success of these parties in performing





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their responsibilities and obligations. There can be no assurance that the
Company will be able to enter into collaborative arrangements or license agreements that the Company deems necessary or appropriate to develop and commercialize its product candidates, or that any or all of the contemplated benefits from such collaborative arrangements or license agreements will be realized. Failure to obtain such arrangements or agreements could result in delays in marketing the Company's proposed products or the inability to proceed with the development, manufacture or sale of proposed products. Certain of the collaborative arrangements that the Company may enter into in the future could place responsibility on the collaborative partner for preclinical testing and human clinical trials and for preparation and submission of applications for regulatory approval of potential pharmaceutical or other products. Should a collaborative partner fail to develop or commercialize successfully any product candidate to which it has rights, the Company's business prospects may be materially and adversely affected. There can be no assurance that collaborators will not pursue alternative technologies or product candidates either on their own or in collaboration with others, including the Company's competitors, as a means for developing treatments for the diseases or disorders targeted by the Company through or independent of collaborative arrangements. Collaborative arrangements may also require the Company to meet certain regulatory, research or other development milestones and expend minimum levels of funds, and there can be no assurance that the Company will be successful in doing so. Failure of the Company to meet its obligations under its collaborative arrangements could result in a termination of those arrangements and could have a material adverse effect on the Company's results of operations and business prospects.

                 Likely Volatility of Stock Price. The market price of the Company's common stock has been and is likely to continue to be highly volatile, as is frequently the case with publicly traded emerging growth companies and biopharmaceutical companies. Announcements of technological innovations, new products or product candidates by the Company or its competitors, developments or disputes concerning patent or proprietary rights, publicity regarding actual or potential medical results relating to products under development by the Company or its competitors, regulatory developments affecting the Company's products, in both the United States and foreign countries, market conditions for emerging growth companies and biopharmaceutical companies, and economic and other internal and external factors, as well as period-to-period fluctuations in results of operations, may have a significant impact on the price of the Company's common stock.

                 Novel Alternative Therapeutic Approaches. Many of the Company's product development efforts represent novel alternative therapeutic approaches and new technologies used, among other things, in the diagnosis and monitoring of Parkinson's disease, the promotion of nerve growth and the prevention of neuronal damage, and have not been widely studied. There is no assurance that these approaches and technologies will be successful. Moreover, the Company is applying these approaches and technologies to discover new treatments for conditions that are also the subject of research and development efforts by numerous other companies. The Company's competitors may succeed in developing technologies or products that are more efficacious or cost-effective than those of the Company. Rapid technological change or developments by others may result in the Company's technology or product candidates becoming obsolete or noncompetitive.

                 History of Losses; Uncertainty of Future Profitability. The Company incurred net operating losses from its inception through the first quarter of 1996 and has incurred a significant accumulated deficit to date. While the Company reported net income for the second quarter of 1996 because of a one-time non-refundable rights payment from RPR, and expects to report net income for the third quarter of 1996, assuming it receives a $20 million milestone payment from RPR relating to FDA approval of GLIADEL for recurrent glioblastoma multiforme, there can be no assurance that the Company will sustain profitability. Further, the Company expects to experience quarter-to-quarter and year-to-year fluctuations in revenues, expenses, net income and net losses, some of which may be significant, depending in part on the timing and receipt, if ever, of regulatory approvals for the Company's product candidates and receipt of any license fees, milestone payments, transfer prices and royalties related to product sales. The Company will be required to conduct further research,





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development, clinical trials and regulatory compliance activities that, together with projected general and administrative expenses, are expected to result in significant expenses for the foreseeable future. The Company's ability to sustain or achieve profitability will depend upon its ability, either alone or with others, to develop its product candidates successfully, conduct clinical trials, obtain required regulatory approvals, manufacture at reasonable cost and market its product candidates and enter into collaborative arrangements and license agreements on acceptable terms. If the Company does not receive necessary regulatory approvals for its product candidates, any revenues that the Company may receive will be limited to any payments received under the Company's agreements with RPR relating to GLIADEL, payments under research or product development relationships and license agreements that the Company has established or may hereafter establish and return on investments. There also can be no assurance that the Company will receive regulatory approval to market its products or, if approved, that such products can be manufactured and marketed profitably. The Company may never achieve significant revenues or profitable operations.

                 Government Regulation and Product Approvals. The Company's research, preclinical development and clinical trials and the manufacturing and marketing of its product candidates are subject to extensive regulation by numerous governmental authorities in the United States and other countries, including, but not limited to, the FDA and the United States Drug Enforcement Administration ("DEA"), which regulates controlled substances such as narcotics. Except for GLIADEL, none of the Company's product candidates has received marketing clearance from the FDA, and none has received such clearance from any other foreign regulatory authority for commercial sale. Other than revenues received under the Company's agreements with RPR and Orion
Corporation Farmos related to GLIADEL and with Daiichi Radioisotope Laboratories Ltd. related to DOPASCAN, the Company does not expect to generate product revenues over the next several years. In addition, the FDA could require additional preclinical, clinical or other studies as a condition to approval of the Company's drug candidates under development or require additional preclinical, clinical or other studies with respect to GLIADEL. Any requirement for the Company to perform additional preclinical, clinical or other studies or purchase data from other companies in order to obtain approval of such drug candidates under development could have a material adverse effect on the Company's results of operations and financial prospects. In order to obtain FDA approval of a drug product for an indication, the Company must demonstrate to the satisfaction of the FDA that the product is safe and effective for its intended uses and that the product is capable of being manufactured in accordance with applicable regulatory standards. There can be no assurance that the Company will be able to demonstrate the foregoing elements with respect to any of its product candidates, that the FDA will approve any of its product candidates or that, if such product candidates are approved, the FDA will approve the full scope of intended use and labeling sought by the Company. Failure to obtain regulatory approvals on a timely basis could have a material adverse effect on the Company's results of operations and financial prospects.

                 The process of obtaining FDA and other required approvals or licenses and of meeting other regulatory requirements to test and market drugs, including controlled substances and radiolabeled drugs, is rigorous and lengthy and has required, and will continue to require, the expenditure of substantial resources. Most, and perhaps all, of the Company's product candidates will need to be the subject of further clinical and other studies. Unsatisfactory clinical trial results and other delays in obtaining regulatory approvals or licenses would prevent the marketing of products developed by the Company, and pending the receipt of such approvals or licenses and the meeting of other regulatory requirements, the Company will not receive product revenues or royalties.

                 The Company hopes to capitalize on current FDA regulations, as applicable, that permit accelerated or expedited approval or treatment use of, and cost recovery for, certain experimental drugs. These regulations are limited to drug products intended to treat seriously debilitating or life-threatening diseases and that provide meaningful therapeutic benefit to patients over





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existing treatments or that are for diseases for which no satisfactory or alternative therapy exists, among other requirements. There can be no assurance that the Company's product candidates will qualify for expedited or accelerated approvals or for treatment use and cost recovery.

                 Controlled drug products and radiolabeled drugs are subject to special regulations in addition to those applicable to other drugs. Certain of the Company's products and product candidates (including DOPASCAN) are or may be subject to regulation by the DEA as controlled substances and other federal agencies as radiolabeled drugs. The Company has obtained registrations for its facilities from the DEA and exceptions from the DEA with respect to various of its activities involving DOPASCAN, including the shipment of certain quantities of a precursor of this product candidate to an overseas collaborative partner. However, there can be no assurance that such exceptions will be sufficient to cover future activities of the Company, will not be revoked, or that other requirements to test, manufacture and market controlled substances or radiolabeled drugs can be satisfied, or that the Company will be able to obtain additional necessary approvals or licenses to meet state, federal and international regulatory requirements to manufacture and distribute such products.

                 Dependence on Licenses of Intellectual Property. The Company has licensed certain intellectual property from third parties, including certain intellectual property underlying GLIADEL and DOPASCAN. Under the terms of its license agreements, the Company is obligated to exercise diligence, achieve certain milestones, and expend minimum amounts of resources in bringing potential products to market and make certain royalty, milestone and patent cost reimbursement payments. In addition, each of these agreements contains certain record keeping and reporting obligations. Each agreement is terminable by either party, upon notice, if the other party defaults in its obligations. Should the Company default under any of these agreements, the Company may lose its right to market and sell any products based on the licensed technology. In such event, the Company's results of operations and business prospects would be materially and adversely affected. There can be no assurance that the Company will be able to meet its obligations under these agreements on a timely basis, or at all.

                 Aspects of the technology licensed under the Company's license agreements may be subject to certain rights held by the United States government (the "Government Rights"). These rights include a non-exclusive, royalty-free, worldwide license to practice or have practiced such inventions for any governmental purpose. In addition, the United States government has the right to grant licenses which may be exclusive under any of such inventions to a third-party if it determines that: (i) adequate steps have not been taken to commercialize such inventions, (ii) such action is necessary to meet public health or safety needs or (iii) such action is necessary to meet requirements for public use under federal regulations. The government also has the right to take title to a subject invention if there is failure to disclose the invention and elect title within specified time limits. In addition, the government may acquire title in any country in which a patent application is not filed within specified time limits. Federal law requires any licensor of an invention that was partially funded by the federal government to obtain a covenant from any exclusive licensee to manufacture products using the invention substantially in the United States. Further, the Government Rights include the right to use and disclose without limitation technical data relating to licensed technology that was developed in whole or in part at government expense. Provisions recognizing these Government Rights are contained in the Company's principal technology license agreements.

                 Competition and Technological Change. The Company is involved in evolving





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technological fields in which developments are expected to continue at a rapid pace. Guilford's future success depends upon maintaining its competitive position in the research, development and commercialization of products and technologies in its areas of focus. Competition from pharmaceutical, chemical and biotechnology companies, universities and research institutions is intense and expected to increase. Many of these competitors have substantially greater research and development capabilities and experience and manufacturing, marketing, financial and managerial resources than the Company. Acquisitions of competing companies by large pharmaceutical companies or other companies could enhance financial, marketing and other resources available to these competitors. The Company is aware of the development by other companies and research scientists of alternative approaches to the treatment of malignant glioma, the diagnosis of Parkinson's disease, the promotion of nerve growth and repair, the treatment and prevention of neuronal damage, and the treatment of cocaine addiction. There can be no assurance that developments by others will not render the Company's products or technologies noncompetitive or obsolete, or that the Company will be able to keep pace with technological developments.

                 Future Capital Needs; Uncertainty of Additional Funding. The Company will require substantial funds in order to continue its research and development programs and preclinical and clinical testing and to manufacture and, where applicable, market its products. The Company's capital requirements depend on numerous factors, including the progress of its research and development programs, the progress of preclinical and clinical testing, the time and costs involved in obtaining regulatory approvals, the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing technological and market developments, changes in the Company's existing research relationships, the ability of the Company to establish collaborative arrangements, the development of collaborative and licensing agreements and other arrangements and the progress of manufacturing scale-up efforts.

                 The Company anticipates that it will fund future capital requirements through a combination of revenues generated under its agreements with RPR relating to GLIADEL, public or private financings (as necessary), additional collaborative or other research and development agreements, commercialization and marketing arrangements with corporate partners or other potential sources. The Company's ability to raise future capital on acceptable terms is dependent on conditions in the public and private equity markets and the performance of the Company, as well as the overall performance of other companies in the biopharmaceutical and biotechnology sectors. There can be no assurance that required future financing arrangements will be available on acceptable terms, or at all.

                 Uncertainty Regarding Patents and Proprietary Technology. The Company's success will depend in part on its ability to obtain, maintain and enforce patent protection for its products and processes or license rights to patents, maintain trade secret protection and operate without infringing upon the proprietary rights of others. The degree of patent protection afforded to pharmaceutical and biotechnological inventions is uncertain, and a number of Guilford's product candidates are subject to this uncertainty. There can be no assurance that any patent applications filed by, or assigned or licensed to, the Company will be granted, that the Company will develop additional products or processes that are patentable, or that any patents issued to, or licensed by, the Company will provide the Company with any competitive advantages or adequate protection for its products. In addition, there can be no assurance that any existing or future patents or intellectual property issued to, or licensed by, the Company will not subsequently be challenged, invalidated or circumvented by others.

                 It is Guilford's policy to control the disclosure and use of Guilford's know-how and trade secrets under confidentiality agreements with employees, consultants and other parties. There can be no assurance, however, that its confidentiality agreements will be honored, that others will not independently develop equivalent or competing technology, that disputes will not arise concerning the ownership of intellectual property or the applicability of confidentiality obligations, or that disclosure





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of Guilford's trade secrets will not occur.  To the extent that consultants or other research collaborators use intellectual property owned by others in their work with the Company, disputes may also arise as to the rights to related or resulting intellectual property.

                 Guilford supports and collaborates in research conducted in universities and in governmental research organizations. There can be no assurance that the Company will have or be able to acquire exclusive rights to the inventions or technical information derived from such collaborations or that disputes will not arise as to rights in derivative or related research programs conducted by the Company. In addition, in the event of a contractual breach by the Company, certain of the Company's collaborative research contracts provide for the return of technology rights (including any patents or patent applications) to the contract sponsors.

                 If the Company is required to defend against charges of infringement of patent or proprietary rights of third parties or to protect its own patent or proprietary rights against third parties, the Company may incur substantial costs and could lose rights to develop or market certain products or be required to pay monetary damages or royalties to license proprietary rights from third parties. In response to actual or threatened litigation, the Company may seek licenses from third parties or attempt to redesign its products or processes to avoid infringement; however, there can be no assurance that the Company will be able to obtain licenses on acceptable terms, or at all, or redesign its products or processes. The Company may also be forced to initiate legal proceedings to protect its patent position or other proprietary rights. These proceedings typically are costly, protracted, and offer no assurance of success.

                 Dependence on Qualified Personnel and Consultants. The Company is highly dependent on the principal members of its management and scientific staff, including the Company's Chief Executive Officer, Craig R. Smith, M.D., and the Chairman of the Company's Scientific Advisory Board, Solomon H. Snyder, M.D. The loss by the Company of the services of either of these individuals or other members of its senior management could have a material adverse effect on the Company's operations. Although the Company has entered into a consulting agreement with Dr. Snyder and an employment agreement with Dr. Smith that provide for the protection of the Company's proprietary rights, either Dr. Snyder or Dr. Smith may terminate his relationship with the Company at any time. Accordingly, there can be no assurance that either of these individuals or other employees or consultants will remain with the Company or that, in the future, these employees or consultants will not organize, or become employed by or associated with companies competitive with the Company.

                 The Company's planned activities will require individuals with expertise in many areas including, without limitation, preclinical testing, clinical trial management, regulatory affairs, manufacturing and business development. These activities will require the addition of new personnel, including management personnel and the development of additional expertise by existing management personnel. Recruiting and retaining qualified personnel, collaborators, advisors and consultants will be critical to the Company's activities, and there can be no assurance that the Company will be able to attract and retain the personnel necessary for the development of the Company's business. There is significant competition for experienced scientists from numerous pharmaceutical, biotechnology and health care companies and academic and other research institutions. The inability to hire such personnel or to develop such expertise could have a material adverse effect on the Company's operations. In addition, the Company is dependent on collaborators at research institutions and its Scientific Advisory Board members and consultants.

                 No Assurance of Market Acceptance. There can be no assurance that Guilford's product candidates will achieve adequate or any market acceptance. The degree of market acceptance will depend upon a number of factors, including the receipt of regulatory clearances and the scope thereof and the establishment and demonstration in the neurological, neurosurgical and/or other relevant





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medical communities of the clinical safety and efficacy of the Company's product candidates and their advantages over existing diagnostic techniques and technologies, drug delivery systems and therapeutics. Furthermore, there is no assurance that physicians, or the medical community in general, will accept and use any diagnostic and therapeutic products that may be developed by the Company.

                 Limited Manufacturing Capabilities. The Company is manufacturing its initial product candidate, GLIADEL, at its manufacturing facility in Baltimore, Maryland. This facility consists of production laboratories and a cleanroom occupying approximately 12,500 square feet. Although the Company believes the facility meets Good Manufacturing Practices ("GMP") requirements and the facility has been inspected by the FDA, the Company has manufactured only limited quantities of GLIADEL in the facility. There can be no assurance that the Company will be able to continue to satisfy applicable regulatory standards, including GMP requirements, and other requirements relating to the manufacture of GLIADEL in the facility. The Company also faces risks inherent in the operation of a single facility for manufacture of its lead product, including risks of unforeseen plant shutdowns due to personnel, equipment or other factors, and the possible inability of the facility to produce GLIADEL in quantities sufficient to meet demand. To commercialize GLIADEL, the Company must be able to manufacture this product candidate in commercial quantities in compliance with regulatory requirements and at acceptable costs.

                 Currently, the Company has no manufacturing capabilities for its other product candidates, and in order to complete the commercialization process of its other product candidates, the Company must either acquire, build or expand its manufacturing facilities or rely on third parties to manufacture these product candidates. There can be no assurance that the Company will be able to acquire, build or expand facilities that will meet the Company's quality, quantity and timing requirements on acceptable terms, or at all, or that the Company will be able to enter into manufacturing contracts with others on acceptable terms, or at all. Third-party manufacturers must also comply with FDA, DEA, and other regulatory requirements for their facilities, including GMP regulations. There can be no assurance that such facilities can be used, built or acquired on commercially acceptable terms or that such facilities, if used, built or acquired, will be adequate for the Company's long-term needs or will meet all relevant regulatory requirements. Moreover, there can be no assurance that the manufacturing of product candidates on a limited basis for investigational use will lead to a successful transition to commercial, large-scale production. Small changes in methods of manufacture may affect the safety, efficacy or controlled release of the product. Changes in methods of manufacture, including commercial scale-up, can, among other things, require the performance of new clinical studies. Should the Company decide to manufacture its other product candidates, substantial start-up expenses would be incurred, expansion of facilities would be required and additional personnel would have to be hired.

                 Shares Eligible for Future Sale; Registration and Exchange Rights. As of June 30, 1996, the Company had 9,301,621 shares of Common Stock outstanding. As of that date, there were options to purchase approximately an aggregate of 1.2 million shares of Common Stock and warrants to purchase 208,719 shares outstanding. The Company's joint venture partner in the cocaine addiction therapeutics program, The Abell Foundation, has the right to exchange its 80% equity interest in the joint venture for 500,000 shares of the Company's common stock. In certain circumstances, the Company has the right to require such exchange. To the extent that these outstanding stock options, warrants and exchange rights are exercised, the interests of the Company's stockholders will be diluted. In addition, certain holders of the Company's common stock, exchange rights, and warrants (representing approximately an aggregate of 1.9 million shares) have demand and/or piggyback registration rights. These rights may be exercised at any time and would permit the resale of some or all of such shares in the public market. If the Company were required to include shares in a Company-initiated registration pursuant to exercise of registration rights, the sale of such shares could have a materially adverse effect on the Company's ability to raise additional capital. No prediction can be made as to the effect, if any,





                                    - 8 -
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that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices of the Common Stock prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                 Limited Clinical and Regulatory Compliance Capabilities. The Company has limited resources in the areas of product testing and regulatory compliance, and thus will have to expend capital to acquire and expand such capabilities, reach collaborative arrangements with third parties to provide these capabilities or contract with third parties to provide these capabilities in order to carry its products through the necessary regulatory approvals and prepare its product candidates for commercialization and marketing.

                 Reimbursement Uncertainty. Sales of the Company's product candidates will depend in part on the availability of reimbursement from third-party health care payors, such as government and private insurance plans. No assurance can be given that such reimbursement will be available at all or will be available at price levels sufficient to realize an appropriate return on the Company's investment in product development.

                 Health Care Reform. Health care reform has been, and may continue to be, an area subject to significant national attention and a priority of many governmental officials. Any reform measures, if adopted, could adversely affect the pricing of diagnostic and therapeutic products in the United States or the amount of reimbursement available from governmental agencies or third-party health care payors. The effect of these measures upon the Company cannot be predicted, but may have a material adverse effect on the Company.

                 Risk of Product Liability. The Company may potentially become subject to large liability claims and significant defense costs as a result of the design, manufacture or marketing of, or the conduct of clinical trials involving, its products. A product liability related claim or recall could have a material adverse effect on the Company. The Company currently maintains $5,000,000 of product liability insurance covering clinical trials, and there can be no assurance that such or any future insurance coverage obtained by the Company will be adequate or that claims, if any, will be covered by the Company's insurance. Product liability insurance varies in cost, can be difficult to obtain and may not be available in the future on terms acceptable to the Company, if at all. An inability to obtain or maintain sufficient insurance coverage at an acceptable cost or otherwise protect against potential product liability claims could prevent or inhibit the clinical development and/or commercialization of any products developed by the Company.

                 Hazardous and Radioactive Materials; Environmental Matters; Animal Testing. Research and development processes sponsored by the Company involve the controlled use of hazardous and radioactive materials. The Company and its collaborative partners are subject to international, federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous and radioactive materials. The Company believes that the safety procedures relating to its in-house research and development and manufacturing efforts comply in all material respects with the standards prescribed by such laws and regulations. However, the risk of accidental contamination or injury from these materials cannot be completely eliminated. Moreover, there can be no assurance that the Company's collaborative partners are in compliance with such standards or that the Company and its collaborative partners will be in compliance with such standards in the future. In such event, the business, operations or finances of the Company may be materially adversely affected, and the Company and/or its collaborative partners could be held liable for damages, fines or other liability, and any such liability could exceed the resources of the Company. Although the Company believes that it is and will continue to be in compliance in all material respects with applicable





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environmental laws and regulations and currently does not expect to make material capital expenditures for environmental control facilities in the near term, there can be no assurance that the Company will not be required to incur significant costs to comply with environmental laws and regulations in the future or that the operations, business or assets of the Company will not be materially adversely affected by current or future environmental laws or regulations. In addition, much of the research and development efforts sponsored by the Company involves use of laboratory animals. The Company may be adversely affected by changes in laws, regulations or accepted clinical procedures or by social pressures that would restrict the use of animals in testing or by actions against the Company or its collaborators by groups or individuals opposed to such testing.

                 Anti-takeover Provisions; Preferred Stock. The Company's Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law contain certain provisions, including the requirements of
Section 203 of the Delaware General Corporation Law, that may delay or prevent an attempt by a third party to acquire control of the Company. The Company has adopted a stockholder rights plan intended to deter hostile or coercive attempts to acquire the Company through the distribution of rights to stockholders enabling those stockholders to acquire shares of the Company's Common Stock, or that of an acquirer, at a substantial discount to the public market price should any person or group acquire more than 20% of the Common Stock without approval of the Board of Directors under certain circumstances. The Company has reserved 300,000 shares of Series A Junior Participating Preferred Stock for issuance in connection with the stockholder rights plan. The Company is authorized to issue an additional 4,700,000 shares of Preferred stock in one or more series, having terms fixed by the Board of Directors without a stockholder vote. While the Board of Directors has no current intentions or plans to issue any Preferred Stock, issuance of these shares could also be used as an anti-takeover device.

                 Absence of Dividends. The Company has never declared or paid any cash dividends on its Common Stock and does not intend to do so for the foreseeable future. In addition, the Company is prohibited from paying any cash dividends under the terms of its loan agreement with Signet Bank and the Maryland Industrial Development Financing Authority.





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